PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-50484, 333-159643 and 333-219924), Form S-3 (File No. 333-229527) and Form S-4 (File No. 333-228658) of First Merchants Corporation (Corporation) of our reports dated February 28, 2020, on our audits of the consolidated financial statements of the Corporation as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2020, on our audit of the internal control over financial reporting of the Corporation as of December 31, 2019, which report is included in this Annual Report on Form 10-K.

BKD, LLP
Indianapolis, Indiana
February 28, 2020